SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 16, 2005

MERCANTILE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-5127	52-0898572
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

Two Hopkins Plaza, P.O. Box 1477, Baltimore, Maryland 21203

(Address of principal executive offices) (Zip Code)

(410) 237-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.05 Amendments to the registrant’s Code of Ethics

On December 13, 2005, Mercantile Bankshares Corporation (Nasdaq: MRBK), a Maryland corporation (“Mercantile”), Board of Directors approved amendments to Mercantile’s Code of Business Conduct and Ethics. The Code was amended to increase the permissible gift limit to $250, to specify that the $250 limit applied to the aggregate of gifts from any one customer, supplier or stockholder over a period of one year, and to permit acceptance of gifts in excess of $250 upon approval by the General Counsel. A copy of the amended document is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 8.01 Other Events

On December 13, 2005, Mercantile Bankshares Corporation (Nasdaq: MRBK), a Maryland corporation (“Mercantile”), Board of Directors approved amendments to Mercantile’s Corporate Governance Guidelines. In general, the new guideline provides as follows: In any election where the only nominees are those recommended by the Board of Directors, any Director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation. The Nominating and Corporate Governance Committee will promptly consider such resignation, and make a recommendation to the full Board whether to accept such resignation or reject it. The Board will make a decision, which it will promptly disclose in a Form 8-K (along with a description of the process by which a decision was reached and, if applicable, the reasons for rejecting the tendered resignation). A director who tenders his or her resignation under this provision shall not participate in any such deliberations. A copy of the amended guidelines is attached as Exhibit 99.2 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c)                                  Exhibits

99.1                           Code of Business Conduct and Ethics

99.2                           Corporate Governance Guidelines

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mercantile Bankshares Corporation
(Registrant)

Date: December 16, 2005	/s/ Terry L. Troupe
Terry L. Troupe
Chief Financial Officer and
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Code of Business Conduct and Ethics
99.2	Corporate Governance Guidelines